UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
July 1, 2015

FRANKLIN COVEY CO.

(Exact name of registrant as specified in its charter)

Commission File No. 1-11107

Utah	87-0401551
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

2200 West Parkway Boulevard
Salt Lake City, Utah  84119-2099
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (801) 817-1776

Former name or former address, if changed since last report: Not Applicable
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition

On July 1, 2015, Franklin Covey Co. (the Company) announced its financial results for the third quarter of fiscal 2015, which ended on May 30, 2015.  A copy of the earnings release is being furnished as exhibit 99.1 to this current report on Form 8-K.

Certain information in this Report (including the exhibit) is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01    Other Events

On June 18, 2015, the Company announced that it would host a discussion for shareholders and the financial community to review its financial results for the fiscal quarter ended May 30, 2015.  The discussion is scheduled to be held on Wednesday, July 1, 2015 at 5:00 p.m. Eastern time (3:00 p.m. Mountain time).

Interested persons can participate by dialing 877-261-8992 (International participants may dial 847-619-6548), access code: 40017954.  Alternatively, a webcast will be accessible at the following Web site: http://www.edge.media-server.com/m/p/758oq649/lan/en.

A replay will be available from July 1 (7:30 pm ET) through July 8, 2015 by dialing 888-843-7419 (International participants may dial 630-652-3042), access code: 40017954#.  The webcast will remain accessible through July 8, 2015 on the Investor Relations area of the Company's website at: http://investor.franklincovey.com/phoenix.zhtml?c=102601&p=irol-IRHome.

Item 9.01     Financial Statements and Exhibits

(d)	Exhibits
99.1	Earnings release dated July 1, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN COVEY CO.

Date:	July 1, 2015	By:	/s/ Stephen D. Young
Stephen D. Young
Chief Financial Officer